Exhibit 5.6

4801 Main Street, Suite 1000

Kansas City, MO 64112

Direct: 816.983.8000

Fax: 816.983.8080

September 23, 2011

USF Dugan Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Ladies and Gentlemen:

We have been retained as special Kansas counsel for USF Dugan Inc., a Kansas corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2011, under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including the Guarantor. The Registration Statement relates, among other things, to the registration of $14,993,612 in aggregate principal amount of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”), and $6,502,414 in aggregate principal amount of Series A Notes paid in kind in respect of interest on the Series A Notes (the “Additional Series A Notes”), $13,401,338 in aggregate principal amount of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Note, the “Initial Notes) and $5,811,879 in aggregate principal amount of Series B Notes paid in kind in respect of interest or make whole premium on the Series B Notes (the “Additional Series B Notes” and together with the Additional Series A Notes, the “Additional Notes,” and the Additional Notes together with the Initial Notes, the “Notes”), and the guarantees of the Series A Notes, which guarantees are contained in Article XII of the Series A Indenture (defined below) and guarantees of the Series B Notes, which guarantees are contained in Article XII of the Series B Indenture (defined below) by certain of the Company’s subsidiaries, including the Guarantor (collectively, the “Guarantees”). The Series A Notes and the Guarantees in respect of the Series A Notes were issued pursuant to an indenture (the “Series A Indenture”) dated as of July 22, 2011 (the “Closing Date”) by and among the Company, the guarantors named therein and U.S. Bank

September 23, 2011

National Association, as trustee (the “Trustee”), and the Series B Notes and the Guarantees in respect of the Series B Notes were issued pursuant to an indenture dated as of the Closing Date by and among the Company, the guarantors named therein and the Trustee (the “Series B Indenture” and together with the Series A Indenture, the “Indentures”).

In connection with the filing of the Registration Statement, we have reviewed copies of the Series A Indenture and the Series B Indenture. We have also examined the Articles of Incorporation of the Guarantor certified by the Secretary of State of the State of Kansas as of September 15, 2011 (the “Articles of Incorporation”), the Amended and Restated Bylaws of the Guarantor adopted as of June 9, 2005 and certified by the President and Secretary of the Company to be currently in effect (the “Bylaws”), and a Certificate of Good Standing for the Guarantor dated September 14, 2011 issued and certified by the Secretary of State of the State of Kansas (collectively, the “Public Documents”).

In rendering the opinions set forth below, we have made, with your permission, and without independent investigation on our part, the following assumptions:

a. We have assumed that all certifications of public officials and officers and directors of the Guarantor concerning factual matters are accurate and complete as of the date hereof.

b. We have assumed (i) the genuineness of all signatures, (ii) that all documents submitted to us as certified, conformed, photostatic or telefacsimilied copies conform to the original documents, and (iii) that all such original documents and all documents submitted to us as originals are authentic. We have also assumed the legal capacity of all natural persons.

c. We have, to the extent we have deemed appropriate and with your permission, assumed that the statements, recitals, representations and warranties as to matters of fact set forth in the Indentures were accurate and complete at the time made.

d. We have assumed that the Registration Statement will be effective at the time the Notes and the Guarantees with respect to the Notes are offered as contemplated by the Registration Statement.

e. We have assumed that any applicable prospectus supplement will have been prepared and filed with the Commission describing the Notes and the Guarantees of the Notes offered thereby to the extent necessary.

f. We have assumed that all Notes and the Guarantees of the Notes will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

g. We have assumed that all Notes and the Guarantees of the Notes were issued in accordance with, and in the form and containing the terms set forth in, the Indentures.

September 23, 2011

h. We have assumed that the Company and the Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Notes and the Guarantees of the Notes to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.

i. We have assumed that the executed Indentures conformed in all respects material to our opinion to the copies of the Indentures we reviewed.

With respect to our opinion that the Indentures have been duly executed and delivered by the Guarantor, we note that we were not present at the execution and delivery of the original documents and that we have based our opinion on certificates, statements or other representations of officers of the Guarantor.

As to facts material to this opinion, we have, with your permission, relied upon certificates and oral and written statements of officers of the Guarantor. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact. We are not generally familiar with the business or operations of the Guarantor and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Guarantor or the rendering of the opinions set forth below.

Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

1. The Guarantor is a corporation incorporated, validly existing and in good standing under the laws of the State of Kansas. This opinion is based solely on our review of the Public Documents.

2. The Guarantor has the corporate power to enter into and perform its obligations under the Indentures and the Guarantees.

3. The Indentures and the Guarantees have been duly authorized, executed and delivered by Guarantor, and the Guarantor’s performance of its obligations thereunder has been duly authorized by all necessary corporate action.

4. The execution and delivery of the Indentures and the Guarantees by Guarantor did not, and the performance by Guarantor of its obligations thereunder do not, conflict with or constitute or result in a breach or default under or result in the creation of a lien or encumbrance under or violation of any of (i) the Articles of Incorporation or Bylaws or (ii) any law of the State of Kansas or any rule or regulation thereunder.

5. No consent, waiver, approval, authorization or order of any court of governmental authority of the State of Kansas was required in connection with Guarantor’s execution of the Indentures and the Guarantees.

September 23, 2011

Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations set forth in this letter, including the following:

A. We express no opinion as to the effect of local law which shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level). We express no opinion and do not include any opinion with respect to pension and employee benefit laws and regulations, antitrust and unfair competition laws and regulations, fraudulent conveyance laws and regulations, tax laws and regulations, health and safety laws and regulations, labor laws and regulations, securities laws and regulations, or environmental laws, regulations and codes.

B. We are expressing no opinion with respect to any document other than the Indentures and are expressing no opinion as to the validity or enforceability of any document. We are expressing no opinion with respect to the Company or any other guarantor under the Indentures, except for the Guarantor.

C. We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

D. This opinion is limited to the matters specifically stated in this letter, and no further opinion is to be implied or may be inferred beyond the opinions specifically stated herein. This opinion is based solely on the law of the State of Kansas as of the date of this opinion and factual matters in existence as of such date, and we specifically disclaim any obligation to monitor or update any of the matters stated in this opinion or to advise the persons entitled to rely on this opinion of any change in law or fact after the date of this opinion which might affect any of the opinions stated herein. We are qualified to practice law in the State of Kansas, and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by he laws of any jurisdiction other the laws of the State of Kansas.

This opinion is furnished to you for your benefit in connection with the filing of the Registration Statement. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Guarantor, dated the date hereof and filed with the Registration Statement to the same extent as if it were an addressee hereof.

September 23, 2011

We also hereby consent to the filing of this opinion with the Commission as an Exhibit 5 to the Registration Statement pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement solely with respect to the laws of the State of Kansas as they apply to the Guarantor. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. No expansion of our opinions may be made by implication or otherwise. We express no opinion other than the opinions set forth herein.

Very truly yours,

/s/ Husch Blackwell LLP